Exhibit 99.1

PowerFleet Reports Third Quarter 2021 Financial Results

Woodcliff Lake, NJ — November 4, 2021 — PowerFleet, Inc. (Nasdaq: PWFL), a global leader and provider of subscription-based wireless IoT and M2M solutions for securing, controlling, tracking, and managing high-value enterprise assets, reported results for the third quarter and nine months ended September 30, 2021.

Third Quarter 2021 Financial Highlights

●	Total revenue was $29.2 million, up 6% year-over-year.

●	High margin, recurring and services revenue increased 10% year-over-year to $18.5 million, or 63% of total revenue.

●	At quarter end, cash and cash equivalents totaled $33.8 million and working capital was $49.4 million.

Nine Month 2021 Financial Highlights

●	Total revenue was $91.8 million, up 9% year-over-year.

●	High margin, recurring and services revenue increased 7% to $54.1 million, or 59% of total revenue.

Third Quarter 2021 and Recent Operational Highlights

●	Selected by Hyundai Translead, the leading van trailer manufacturer in North America, to provide telematics for its HT LinkSense platform.

●	Expanded deployment of LV-500 solar-powered trailer tracking solution with Day & Ross.

●	Signed a follow-on order for 10,000 LV-500 and freight camera systems with deliveries starting in Q4 2021.

●	Received the 2021 IoT Evolution Asset Tracking Award for LV-500 solar tracking solution with the LV-710 freight camera from IoT Evolution World and IoT Evolution Magazine.

Management Commentary

“We delivered 6% topline growth and 10% recurring revenue growth in the third quarter despite the cargo ship container backup at the Port of Los Angeles, which severely affected new forklift builds and deliveries,” said PowerFleet CEO Chris Wolfe. “Our Logistics sales in the period were exceptionally strong and could have potentially supplemented the shortfall in Industrial sales, but we were unable to procure the necessary parts due to the industrywide electronic component shortage. However, based on our current visibility, we believe these external supply chain issues will normalize by early next year.

“Operationally, we had several notable successes in the third quarter, including our team in Israel shipping and installing over 7,800 of units in August, which marked a new monthly record. In the U.S., our Logistics team secured a follow-on order for 10,000 LV500 container telemetry devices and our Industrial team launched the first site at a major government agency, which served as a critical milestone towards moving forward with an additional 80 sites that represent a $20 million plus opportunity that we will start implementing in 2022.

“We entered the fourth quarter with a solid backlog in Logistics and Vehicle opportunities as well as implementations underway at Ford and the major government agency. We look to build on this momentum as we continue to close deals and launch several new products, which will add to our already robust opportunity pipeline.”

Third Quarter 2021 Financial Results

Total revenue increased 6% to $29.2 million from $27.6 million in the same year-ago period.

Services revenue was $18.5 million, or 63% of total revenue, an improvement compared to $16.7 million, or 60% of total revenue, in the same year-ago period. Product revenue, which drives future services revenue, was $10.8 million, or 37% of total revenue, compared to $10.9 million, or 40% of total revenue, in the same year-ago period.

Gross profit was $14.3 million, or 49% of total revenue, compared to $14.9 million, or 54% of total revenue, in the same year-ago period. Service gross profit was $11.7 million, or 63% of total service revenue, compared to $10.7 million, or 64% of total service revenue, in the same year-ago period. Product gross profit was $2.6 million, or 24% of total product revenue, compared to $4.2 million, or 39% of total product revenue, in the same year-ago period. The decrease in product gross profit was primarily due to a $400,000 one-time expense related to an incentive program to expand business with an existing customer, one of the largest chassis lessors in North America. In exchange, the customer placed orders for approximately 3,000 units to be delivered in Q4 2021 and committed to ordering 10,000 to 15,000 additional units in 2022. Product gross profit was also impacted by product mix, higher costs associated with supply chain issues and electronic component shortages and inflation.

Selling, general and administrative expenses were $14.0 million, compared to $13.4 million in the prior quarter and $11.6 million in the same year-ago period. Research and development expenses were $2.7 million, compared to $2.5 million in the same year-ago period.

Net loss attributable to common stockholders totaled $4.5 million, or $(0.13) per basic and diluted share (based on 35.0 million weighted average shares outstanding), compared to net loss attributable to common stockholders of $1.7 million, or $(0.06) per basic and diluted share, in the same year-ago period (based on 30.1 million weighted average shares outstanding).

Non-GAAP net loss, a non-GAAP metric, totaled $364,000, or $(0.01) per basic and diluted share (based on 35.0 million weighted average basic and diluted shares outstanding), compared to non-GAAP net income of $2.2 million, or $0.07 per basic and $0.06 diluted share (based on 30.1 million weighted average basic shares outstanding and 37.6 million weight average diluted shares outstanding), in the same year-ago period (See the section below titled “Non-GAAP Financial Measures” for more information about non-GAAP net income and its reconciliation to GAAP net income/loss).

Adjusted EBITDA, a non-GAAP metric, totaled $1.0 million, compared to adjusted EBITDA of $3.6 million in the same year-ago period (See the section below titled “Non-GAAP Financial Measures” for more information about adjusted EBITDA and its reconciliation to GAAP net income/loss).

At quarter-end, the company had $33.8 million in cash and cash equivalents. The company’s working capital position at quarter-end was $49.4 million.

Nine Month 2021 Financial Results

Total revenue increased 9% to $91.8 million from $84.2 million in the same year-ago period.

Services revenue was $54.1 million, or 59% of total revenue, an improvement compared to $50.7 million, or 60% of total revenue, in the same year-ago period. Product revenue, which drives future services revenue, was $37.7 million, or 41% of total revenue, an improvement compared to $33.5 million, or 40% of total revenue, in the same year-ago period.

Gross profit was $44.8 million, or 49% of total revenue, compared to $43.8 million, or 52% of total revenue, in the same year-ago period. Service gross profit was $34.3 million, or 63% of total service revenue, compared to $32.3 million, or 64% of total service revenue, in the same year-ago period. Product gross profit was $10.5 million, or 28% of total product revenue, compared to $11.5 million, or 34.3% of total product revenue, in the same year-ago period.

Selling, general and administrative expenses were $41.0 million, compared to $38.9 million in the same year-ago period. Research and development expenses were $8.3 million, compared to $8.3 million in the same year-ago period.

Net loss attributable to common stockholders totaled $10.2 million, or $(0.30) per basic and diluted share (based on 34.4 million weighted average shares outstanding), compared to net loss attributable to common stockholders of $10.1 million, or $(0.34) per basic and diluted share, in the same year-ago period (based on 29.5 million weighted average shares outstanding).

Non-GAAP net income, a non-GAAP metric, totaled $1.1 million, or $0.03 per basic and $0.02 per diluted share (based on 34.4 million weighted average basic shares outstanding and 42.6 million weighted average diluted shares outstanding), compared to non-GAAP net income of $1.7 million, or $0.06 per basic and $0.05 diluted share (based on 29.5 million weighted average basic shares outstanding and 36.9 million weight average diluted shares outstanding), in the same year-ago period (See the section below titled “Non-GAAP Financial Measures” for more information about non-GAAP net income and its reconciliation to GAAP net income/loss).

Adjusted EBITDA, a non-GAAP metric, totaled $5.2 million, a decrease from adjusted EBITDA of $5.8 million in the same year-ago period (See the section below titled “Non-GAAP Financial Measures” for more information about adjusted EBITDA and its reconciliation to GAAP net income/loss).

Investor Conference Call

PowerFleet management will discuss these results and business outlook on a conference call today (Thursday, November 4, 2021) at 8:00 a.m. Eastern time (5:00 a.m. Pacific time).

PowerFleet management will host the presentation, followed by a question-and-answer session.

Toll Free: 888-506-0062

International: 973-528-0011

Entry code: 271464

The conference call will be broadcast simultaneously and available for replay here and in via the investor section of the company’s website at ir.powerfleet.com.

If you have any difficulty connecting with the conference call, please contact PowerFleet’s investor relations team at (949) 574-3860.

Non-GAAP Financial Measures

To supplement its financial statements presented in accordance with Generally Accepted Accounting Principles (GAAP), PowerFleet provides certain non-GAAP measures of financial performance. These non-GAAP measures include non-GAAP net income (loss), non-GAAP net income (loss) per basic and diluted share and adjusted EBITDA. Reference to these non-GAAP measures should be considered in addition to results prepared under current accounting standards, but are not a substitute for, or superior to, GAAP results. These non-GAAP measures are provided to enhance investors’ overall understanding of PowerFleet’s current financial performance. Specifically, PowerFleet believes the non-GAAP measures provide useful information to both management and investors by excluding certain expenses, gains and losses that may not be indicative of its core operating results and business outlook. Adjusted EBITDA is not a measure of financial performance or liquidity under GAAP and, accordingly, should not be considered as an alternate to net income or cash flow from operating activities as an indicator of operating performance or liquidity. Because PowerFleet’s method for calculating the non-GAAP measures may differ from other companies’ methods, the non-GAAP measures may not be comparable to similarly titled measures reported by other companies. Reconciliation of all non-GAAP measures included in this press release to the nearest GAAP measures can be found in the financial tables included in this press release.

PowerFleet, Inc. and Subsidiaries

Reconciliation of GAAP to Adjusted EBITDA Financial Measures

(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2020	2021	2020	2021

Net loss attributable to common stockholders	$(1,749,000)	$(4,541,000)	$(10,064,000)	$(10,157,000)
Non-controlling interest	6,000	(4,000)	(10,000)	(5,000)
Preferred stock dividend and accretion	1,159,000	1,196,000	3,422,000	3,588,000
Interest (income) expense, net	625,000	506,000	1,985,000	1,562,000
Other (income) expense, net	-	(7,000)	(7,000)	(5,000)
Income tax (benefit) expense	529,000	161,000	1,182,000	701,000
Depreciation and amortization	2,109,000	2,146,000	6,159,000	6,376,000
Stock-based compensation	992,000	927,000	3,078,000	3,120,000
Foreign currency translation	(76,000)	620,000	(25,000)	(11,000)
Impact of the fair value mark-up of acquired inventory	-	-	124,000	-

Adjusted EBITDA	$3,595,000	$1,004,000	$5,844,000	$5,169,000

PowerFleet, Inc. and Subsidiaries

Reconciliation of GAAP to Non-GAAP Net Income (Loss) Financial Measures

(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2020	2021	2020	2021

Net loss attributable to common stockholders	$(1,749,000)	$(4,541,000)	$(10,064,000)	$(10,157,000)
Preferred stock dividend and accretion	1,159,000	1,196,000	3,422,000	3,588,000
Other (income) expense, net	-	(7,000)	(7,000)	(5,000)
Intangible assets amortization expense	1,332,000	1,282,000	3,996,000	3,879,000
Stock-based compensation	992,000	927,000	3,078,000	3,120,000
Foreign currency translation	(76,000)	620,000	(25,000)	(11,000)
Non-cash portion of income tax expense	525,000	159,000	1,140,000	651,000
Impact of the fair value mark-up of acquired inventory	-	-	124,000	-
Non-GAAP net income (loss)	$2,183,000	$(364,000)	$1,664,000	$1,065,000

Non-GAAP net income (loss) - basic	$0.07	$(0.01)	$0.06	$0.03
Non-GAAP net income (loss) - diluted	$0.06	$(0.01)	$0.05	$0.02
Weighted average common shares outstanding - basic	30,143,000	35,019,000	29,528,000	34,398,000
Weighted average common shares outstanding - diluted	37,579,000	35,019,000	36,940,000	42,612,000

About PowerFleet

PowerFleet® Inc. (NASDAQ: PWFL; TASE: PWFL) is a global leader and provider of subscription-based wireless IoT and M2M solutions for securing, controlling, tracking, and managing high-value enterprise assets such as industrial trucks, tractor trailers, containers, cargo, and vehicles and truck fleets. The company is headquartered in Woodcliff Lake, New Jersey, with offices located around the globe. PowerFleet’s patented technologies address the needs of organizations to monitor and analyze their assets to increase efficiency and productivity, reduce costs, and improve profitability. Our offerings are sold under the global brands PowerFleet, Pointer, and Cellocator. For more information, please visit www.powerfleet.com, the content of which does not form a part of this press release.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of federal securities laws. Forward-looking statements include statements with respect to PowerFleet’s beliefs, plans, goals, objectives, expectations, anticipations, assumptions, estimates, intentions, and future performance, and involve known and unknown risks, uncertainties and other factors, which may be beyond PowerFleet’s control, and which may cause its actual results, performance or achievements to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements. All statements other than statements of historical fact are statements that could be forward-looking statements. For example, forward-looking statements include statements regarding prospects for additional customers; potential contract values; market forecasts; projections of earnings, revenues, synergies, accretion, or other financial information; emerging new products; and plans, strategies, and objectives of management for future operations, including growing revenue, controlling operating costs, increasing production volumes, and expanding business with core customers. The risks and uncertainties referred to above include, but are not limited to, future economic and business conditions, the ability to recognize the anticipated benefits of the acquisition of Pointer, which may be affected by, among other things, the loss of key customers or reduction in the purchase of products by any such customers, the failure of the market for PowerFleet’s products to continue to develop, the possibility that PowerFleet may not be able to integrate successfully the business, operations and employees of I.D. Systems and Pointer, the inability to protect PowerFleet’s intellectual property, the inability to manage growth, the effects of competition from a variety of local, regional, national and other providers of wireless solutions, and other risks detailed from time to time in PowerFleet’s filings with the Securities and Exchange Commission, including PowerFleet’s annual report on Form 10-K for the year ended December 31, 2020. These risks could cause actual results to differ materially from those expressed in any forward-looking statements made by, or on behalf of, PowerFleet. Unless otherwise required by applicable law, PowerFleet assumes no obligation to update the information contained in this press release, and expressly disclaims any obligation to do so, whether a result of new information, future events, or otherwise.

PowerFleet Company Contact

Ned Mavrommatis, CFO

NMavrommatis@powerfleet.com

(201) 996-9000

PowerFleet Investor Contact

Matt Glover

Gateway Investor Relations

PWFL@gatewayir.com

(949) 574-3860

PowerFleet, Inc. and Subsidiaries

Condensed Consolidated Statements of Operations Data

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2020	2021	2020	2021
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Revenue:
Products	$10,914,000	$10,785,000	$33,516,000	$37,671,000
Services	16,688,000	18,461,000	50,650,000	54,114,000

	27,602,000	29,246,000	84,166,000	91,785,000
Cost of revenue:
Cost of products	6,700,000	8,172,000	22,025,000	27,186,000
Cost of services	5,979,000	6,809,000	18,309,000	19,819,000

	12,679,000	14,981,000	40,334,000	47,005,000

Gross Profit	14,923,000	14,265,000	43,832,000	44,780,000

Operating expenses:
Selling, general and administrative expenses	11,636,000	13,959,000	38,905,000	40,988,000
Research and development expenses	2,535,000	2,735,000	8,289,000	8,259,000

	14,171,000	16,694,000	47,194,000	49,247,000

Loss from operations	752,000	(2,429,000)	(3,362,000)	(4,467,000)
Interest income	10,000	11,000	41,000	35,000
Interest expense	(597,000)	(516,000)	(2,026,000)	(1,597,000)
Foreign currency translation of debt	(220,000)	(261,000)	(130,000)	151,000
Other (expense) income, net	-	7,000	7,000	5,000

Net loss before income taxes	(55,000)	(3,188,000)	(5,470,000)	(5,873,000)

Income tax benefit (expense)	(529,000)	(161,000)	(1,182,000)	(701,000)

Net loss before non-controlling interest	(584,000)	(3,349,000)	(6,652,000)	(6,574,000)
Non-controlling interest	(6,000)	4,000	10,000	5,000

Net loss	(590,000)	(3,345,000)	(6,642,000)	(6,569,000)
Accretion of preferred stock	(168,000)	(168,000)	(504,000)	(504,000)
Preferred stock dividend	(991,000)	(1,028,000)	(2,918,000)	(3,084,000)

Net loss attributable to common stockholders	$(1,749,000)	$(4,541,000)	$(10,064,000)	$(10,157,000)

Net loss per share - basic and diluted	$(0.06)	$(0.13)	$(0.34)	$(0.30)
Weighted average common shares outstanding - basic and diluted	30,143,000	35,019,000	29,528,000	34,398,000

PowerFleet, Inc. and Subsidiaries

Condensed Consolidated Balance Sheet Data

	As of
	December 31, 2020	September 30, 2021
		(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$18,127,000	$33,821,000
Restricted cash	308,000	308,000
Accounts receivable, net	24,147,000	30,151,000
Inventory, net	12,873,000	16,197,000
Deferred costs - current	3,128,000	1,298,000
Prepaid expenses and other current assets	6,184,000	7,256,000
Total current assets	64,767,000	89,031,000

Deferred costs - less current portion	2,233,000	1,174,000
Fixed assets, net	8,804,000	8,852,000
Goodwill	83,344,000	83,344,000
Intangible assets, net	31,276,000	27,397,000
Right of use asset	9,700,000	9,850,000
Severance payable fund	4,056,000	4,095,000
Deferred tax asset	1,506,000	893,000
Other assets	3,115,000	3,656,000
Total assets	$208,801,000	$228,292,000

LIABILITIES
Current liabilities:
Short-term bank debt and current maturities of long-term debt	$5,579,000	$6,225,000
Accounts payable and accrued expenses	20,225,000	24,655,000
Deferred revenue - current	7,339,000	6,274,000
Lease liability - current	2,755,000	2,508,000
Total current liabilities	35,898,000	39,662,000

Long-term debt, less current maturities	23,179,000	19,025,000
Deferred revenue - less current portion	6,006,000	5,328,000
Lease liability - less current portion	7,050,000	7,530,000
Accrued severance payable	4,714,000	4,740,000
Other long-term liabilities	674,000	711,000

Total liabilities	77,521,000	76,996,000

MEZZANINE EQUITY
Convertible redeemable Preferred stock: Series A	51,992,000	52,495,000

STOCKHOLDERS’ EQUITY	-	-
Total Powerfleet, Inc. stockholders’ equity	79,213,000	98,707,000
Non-controlling interest	75,000	94,000
Total equity	79,288,000	98,801,000
Total liabilities and stockholders’ equity	$208,801,000	$228,292,000

PowerFleet, Inc. and Subsidiaries

Condensed Consolidated Statements of Cash Flow Data

	Nine Months Ended September 30,
	2020	2021
		(Unaudited)
Cash flows from operating activities (net of net assets acquired):
Net loss	$(6,642,000)	$(6,569,000)
Adjustments to reconcile net loss to cash (used in) provided by operating activities:
Non-controlling interest	(10,000)	(5,000)
Inventory reserve	189,000	122,000
Stock based compensation expense	3,195,000	3,380,000
Depreciation and amortization	6,159,000	6,377,000
Right-of-use assets, non-cash lease expense	2,129,000	1,839,000
Bad debt expense	640,000	824,000
Other non-cash items	(55,000)	229,000
Deferred taxes	1,182,000	701,000
Changes in:
Operating assets and liabilities	(1,494,000)	(8,145,000)

Net cash (used in) provided by operating activities	5,293,000	(1,247,000)

Cash flows from investing activities:
Proceeds from sale of property and equipment	55,000	-
Capital expenditures	(2,101,000)	(2,534,000)

Net cash (used in) investing activities	(2,046,000)	(2,534,000)

Cash flows from financing activities:
Net proceeds from stock offering	4,041,000	26,907,000
Payment of preferred stock dividend	-	(3,084,000)
Repayment of long-term debt	(1,495,000)	(4,040,000)
Short-term bank debt, net	(290,000)	94,000
Proceeds from exercise of stock options	371,000	170,000
Purchase of treasury stock upon vesting of restricted stock	(298,000)	(383,000)

Net cash (used in) provided by financing activities	2,329,000	19,664,000

Effect of foreign exchange rate changes on cash and cash equivalents	(894,000)	(189,000)
Net increase in cash, cash equivalents and restricted cash	4,682,000	15,694,000
Cash, cash equivalents and restricted cash - beginning of period	16,703,000	18,435,000

Cash, cash equivalents and restricted cash - end of period	$21,385,000	$34,129,000